UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2010

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 550

Framingham, Massachusetts 01701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 663-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Attached as Exhibit 99.1 is a copy of a press release of The Princeton Review, Inc. (the “Company”) dated August 5, 2010, announcing certain financial results for the Company’s fiscal period ended June 30, 2010.

The information set forth under this “Item 2.02 - Results of Operations and Financial Condition,” including the exhibit attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

In connection with the hiring of Mr. Gerry Kavanaugh as a Vice President, the Company granted Mr. Kavanaugh restricted stock units for 444,500 shares of the Company’s common stock on August 4, 2010 as an inducement grant.

The foregoing restricted stock units were granted outside of the Company’s 2000 Stock Incentive Plan pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended.

ITEM 8.01.	OTHER EVENTS.

On August 5, 2010, the Company announced that it has hired Gerry Kavanaugh as a Vice President. To induce Mr. Kavanaugh to join the Company, the Company’s Compensation Committee granted Mr. Kavanaugh restricted stock units for 444,500 shares of the Company’s common stock. The restricted stock units vest in three equal amounts based upon, and subject to, the completion on or before December 31, 2016 of certain performance measures relating to new business initiatives. The restricted stock units were granted outside of the Company’s 2000 Stock Incentive Plan and as an inducement grant pursuant to Section 5635(c)(4) of the NASDAQ Marketplace Rules.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press release dated August 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.

Dated: August 5, 2010

/S/ NEAL S. WINNEG
	Name:	Neal S. Winneg
	Title:	Executive Vice President

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